AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1998
                                                   REGISTRATION NUMBER 333-39435

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        NATIONAL BANCORP OF ALASKA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Delaware                                               92-0087646
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification Number)

                       301 WEST NORTHERN LIGHTS BOULEVARD
                             ANCHORAGE, ALASKA 99510
                            TELEPHONE (907) 276-1132
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

         Edward B. Rasmuson                                    Copy to:
       Chairman of the Board                             Brian D. Alprin, Esq.
  National Bancorp of Alaska, Inc.                      Laurence S. Lese, Esq.
 301 West Northern Lights Boulevard                  Duane, Morris & Heckscher LLP
      Anchorage, Alaska 99510                        1667 K Street, N.W., Suite 700
      Telephone (907) 276-1132                         Washington, DC 20006-1608
(Name, address, including zip code, and telephone       Telephone (202) 776-7800
number, including area code, of agent for service.)

    Approximate date of commencement of proposed sale to the public: upon effectiveness of registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           ---------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ---------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PROSPECTUS

                        NATIONAL BANCORP OF ALASKA, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                         200,000 SHARES OF COMMON STOCK
                                ($2.50 PAR VALUE)

         The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of National Bancorp of Alaska, Inc. (the "Company") provides an economical and convenient method for holders of record of shares of the Company's common stock, par value $2.50 per share ("Common Stock") to purchase additional shares of Common Stock by reinvesting all or part of their cash dividends paid on their shares of Common Stock and by making optional cash purchases. Participants in the Plan may automatically reinvest cash dividends on their certificated and Plan shares and may also make optional cash payments to purchase Common Stock.

         The proceeds of dividends reinvested in the Plan and optional cash payments will be administered by the Plan Administrator. Additional shares of Common Stock of the Company will be purchased by the Plan Administrator from shares held by the Company in the treasury for such purpose. The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, government regulations and other factors.

         The price of shares purchased by the Plan Administrator will be equal to the average price for all trades of the Common Stock during the 30 days prior to the date on which the purchases were made.

         The Common Stock of the Company is traded on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ-NMS"). Purchases of shares will provide the Company with additional funds for general corporate purposes.

         All holders of Common Stock may enroll in the Plan by executing and submitting an Authorization Card to the Plan Administrator.

         This Prospectus relates to authorized and unissued shares of Common Stock, as well as shares held in the Company's treasury, all of which have been registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE SECURITIES OF BANCORP OFFERED HEREBY ARE
               NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS
              OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED
                 BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                         ANY OTHER GOVERNMENTAL AGENCY.

                            ------------------------

     No person has been authorized to give any information or to make any representation, not contained herein, in connection with the offer contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or solicitation of an offer to buy to any person in any jurisdiction in which it would be unlawful to make such offer or solicitation. Neither the delivery of this Prospectus at any time, nor any offer or solicitation made hereunder, shall under any circumstances imply that the information herein is correct as of any time subsequent to its date.
                            ------------------------

                 This date of this Prospectus is June 30, 1998.

                              AVAILABLE INFORMATION

     National Bancorp of Alaska, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission") relating to its business, financial position, results of operations and other matters. Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C.; and at the following Regional Offices of the Commission: Suite 1300, 7 World Trade Center, New York, New York 10048; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding the Company; the address of the site is (http://www.sec.gov).

     The Company has filed with the Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933 with respect to the Common Stock to which this Prospectus relates. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Company's Common Stock is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and portions of documents filed by the Company with the Securities and Exchange Commission are hereby incorporated into this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (c)    The Company's Current Report on Form 8-K filed March 17, 1998; and

     (d) The section captioned "Description of Common Stock of the Holding Company" as set forth on page 28 of the registrant's Rule 424 prospectus dated September 13, 1984, as contained in registrant's Form S-14 registration statement File No. 2-78795.

     The Company additionally incorporates by reference herein all documents to be subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be part hereof from the dates of filing such documents. Copies of these documents will not be filed with this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than the exhibits to such documents). Written requests for such documents should be addressed to Mr. Gary Dalton, Controller, National Bancorp of Alaska, Inc., 301 West Northern Lights Boulevard, Anchorage, Alaska 99510. Telephone requests may be directed to the Company at (907) 276-1132.

                        NATIONAL BANCORP OF ALASKA, INC.

     The Company is a Delaware corporation organized on June 21, 1982, and registered as a bank ho0lding company under the Bank Holding Company Act of 1956. The Company's principal asset is its investment in National Bank of Alaska (the "Bank"), a wholly-owned subsidiary. Through its subsidiary, the Company engages in commercial banking and trust activities. For additional information concerning the business of the Company and its subsidiaries, see pages 2 through 9 of the Company's 1997 Annual Report to Shareholders; such information is provided solely to apprise the Participants of the nature of the Company's business and is not incorporated herein by reference.

     The Bank was established as a state-chartered bank in 1916 and converted to a national banking association in 1950. The Bank engages in general banking business offering checking accounts, savings accounts, money market accounts, Time Certificates of Deposit, securities sold under agreements to repurchase, Individual Retirement Accounts, commercial loans, home equity loans, unsecured lines of credit, consumer loans, construction and mortgage loans, lease financing, safe deposit services, night depositories, Visa credit cards (Classic and gold), walk-up and drive-in banking with an international automated teller machine network and other services incidental to serving the banking needs of individuals, corporations, government and quasi-government bodies. As of December 31, 1997, the Bank's banking operations were conducted from more than 50 banking offices and 100 ATMs located throughout the State of Alaska.

     The Bank's Trust Department offers services to individuals and corporations throughout Alaska including settlement of estates, administration of living and testamentary trusts, management of investment agency accounts, custodianships, and administration of employee benefit trusts. The Bank had trust assets of approximately $2.5 billion under its supervision as of December 31, 1997.

     The Bank's International Department offers customer services in connection with international business. The Department maintains correspondent relationships with banks located in certain world trade centers, including Tokyo and New York. Transactions handled by this Department include cable, wire, and mail transfers of funds, negotiating and advancing funds under export Letters of Credit, buying and selling foreign currencies, handling collection from foreign banks, and financing imports and exports. An Edge Act subsidiary, National Bank of Alaska International Banking Corp., has a branch located in Seattle, Washington with its head office in Anchorage, Alaska.

     The principal executive offices of the Company are located at 301 West Northern Lights Boulevard, Anchorage, Alaska 99510, and its telephone number is
(907) 276-1132.

                             DESCRIPTION OF THE PLAN

     The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") under which all record holders of the Company's Common Stock are eligible to participate. As of June 26, 1998, the Company has 32,000,000 shares of Common Stock outstanding, including 970,722 shares held in the treasury. See "Description of the Company's Capital Stock," below. Nothing contained in this Prospectus or in other Plan information represents a recommendation by the Company or anyone else that any person buy or sell Common Stock. A decision to utilize the Plan should only be made after an investor has independently made the necessary investment decision. The value of the Common Stock may increase or decrease. Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other entity.

     The Plan and the underlying shares of Common Stock subject to the Plan were approved by the Board of Directors of the Company on October 21, 1997.

PURPOSES

1.   What are the purposes of the Plan?

     The purposes of the Plan are to provide holders of record of shares of Common Stock of the Company with a simple and convenient method of accumulating and increasing their investment in shares of Common Stock by investing cash dividends in additional shares of Common Stock. The Plan will also afford shareholders with a convenient way to make purchases of Common Stock ("Optional Purchases") by cash payments ("Optional Payments"), in addition to the amount of Common Stock purchased through automatic dividend reinvestment. The shares of
Common Stock purchased under the Plan will be purchased by the Plan Administrator from shares held by the Company in the treasury for such purpose. The price of shares purchased by the Plan Administrator will be equal to the average price for all trades of the Common Stock during the 30 trading days prior to the date on which the purchases were made.

ADVANTAGES

2.   What are the advantages of the Plan?

     Participants in the Plan:

          Will have all or part of the cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock.

          Will be able to make Optional Purchases of Common Stock, in addition to the amount of Common Stock purchased through automatic dividend reinvestment.

          Will be able to avoid safekeeping requirements (with respect to certificated shares) and record keeping costs through the custodial and reporting services furnished pursuant to the Plan.

          Will pay no brokerage fees in connection with purchases of Common Stock under the Plan.

     Funds invested in the Plan are fully invested through the purchase of fractions of shares, as well as full shares. Proportionate cash dividends on fractions of shares are used to purchase additional shares.

ADMINISTRATION

3.   What are the functions of the Plan Administrator?

     The National Bank of Alaska, Trust Department (the "Plan Administrator") administers the Plan for Participants, executes purchases of Common Stock directly from the Company from treasury shares, keeps records, sends statements of account to Participants (See Question No. 16) and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to the accounts of the Participants in the Plan. The Plan Administrator acts in the capacity of representative for the Participants.

PARTICIPATION

4.   Who is eligible to participate?

     All holders of record of shares of Common Stock, other than brokers or bank nominees, are eligible to participate in the Plan. Each shareholder who participates in the Plan may reinvest all or part of the cash dividends to which he or she becomes entitled until such shareholder terminates his or her enrollment in the Plan or the Company terminates the Plan. To participate in the Plan, beneficial owners of shares of Common Stock whose shares are registered in other names (for instance, in the name of a broker or a nominee) must first become owners of record of such shares by having those shares transferred into their own names. Many brokers have their own plans for reinvestment of dividends with respect to securities held by such brokers for the benefit of their investor clients; if such brokers permit the reinvestment of dividends with respect to Company Common Stock held by such brokers, such clients may utilize the broker's dividend reinvestment plan to purchase additional shares of Company Common Stock.

5.   How does a shareholder participate?

     After being  furnished  with a copy of this  Prospectus,  holders of Common
Stock  may  join  the  Plan  at  any  time  by  signing  an  authorization  card
("Authorization Card") and returning it to the Plan Administrator. An Authorization Card is enclosed with this Prospectus and additional cards may be obtained by sending a written request to National Bancorp of Alaska, Inc., 301 West Northern Lights Boulevard, Anchorage, Alaska 99510, Attention: Dividend Reinvestment and Stock Purchase Plan Administrator.

6.   When will the investment of dividends start?

     Investment of dividends will commence after an Authorization Card is received by the Plan Administrator. If a properly executed Authorization Card is received by the Plan Administrator prior to the record date for the payment of a dividend, then that dividend and all future dividends of the participating shareholder will be reinvested in shares of Common Stock for the participant's account in accordance with the Plan. If an Authorization Card is received on or after such record date, then the dividend for that particular record date will be sent directly to the shareholder of record; and the reinvestment of dividends for that Participant will begin with the next succeeding dividend.

     Shareholders are cautioned that neither the Plan nor this Prospectus represents a change in the Company's dividend policy or a guarantee of future dividends. The payment of dividends on the Common Stock of the Company will continue to depend upon the Company's earnings, financial requirements, governmental regulations and other factors.

7. Are Plan participants required to send in a new Authorization Card annually?

     No. Shareholders enrolled in the Plan will continue to be enrolled in the Plan without further action on their part, unless the Participant gives notice to the Plan Administrator in writing that he or she wishes to withdraw from participation. (See Questions Nos. 22, 23, and 24 for information concerning withdrawal from the Plan.)

8.   What does the Authorization Card provide?

     The Authorization Card directs the Plan Administrator to apply all or part of the Participant's cash dividends on shares of Common Stock registered in the Participant's name, as well as on all shares of Common Stock credited to the Participant's account under the Plan, to the purchase of additional shares of Common Stock. The Form also provides a space for making Optional Purchases.

9. Does the Plan permit a Participant to make optional cash contributions to purchase additional shares of Common Stock?

     Yes. See the section and questions immediately following.

OPTIONAL PURCHASES

10.  When may Optional Purchases be made?

     To be eligible to make Optional Purchases under the Plan, the person must be a shareholder with shares registered in his or her name (as opposed to street name). A Participant may make an Optional Purchase when enrolling in the Plan by enclosing an Optional Payment (a check or money order payable to "National Bank of Alaska Trust Department, Plan Administrator") with the Authorization Form and returning it to the Plan Administrator. The Optional Payment will be invested in shares of Common Stock on the next monthly investment date ("Investment Date"). Any initial payment submitted without an Authorization Form will be returned. After initial enrollment in the Plan, a Participant may make Optional Purchases as often as monthly by sending an Optional Payment with an Optional Purchase form to the Plan Administrator.

     Any Optional Payments that a Participant submits to the Plan Administrator will be invested in shares of Common Stock once each month on the Investment Date for that month, which will be the 15th day of the calendar month (or the next business day if the 15th day is a Saturday, Sunday or other day on which the Plan Administrator is authorized to close). No interest will be paid to any Participant on Optional Payments between the time the Plan Administrator receives such payments and the time they are invested. The last time that the Plan Administrator will accept Optional Payments for a given month on a designated form properly completed is the close of business on the 25th calendar day of the previous month prior to that month's Investment Date. Any payments received after the 25th calendar day of a particular month will be invested on the Investment Date for the succeeding calendar month (for example, if an Optional Payment is received on or before February 25th, such payment will be invested on March 15th; however, if an Optional Payment is received on or after February 26th, it will not be invested until April 15th).

     If a Participant submits an Optional Payment and then wishes to have it returned rather than invested, the Plan Administrator will not be obligated to return the payment unless a written request that it be returned is received no later than the close of business on the fifth business day prior to that month's Investment Date.

11.  In what amounts may Optional Purchases be made?

     The amount of Optional Purchases may vary from month to month. The minimum Optional Purchase is $50 per order by a Company shareholder with respect to any Investment Date; however, Optional Purchases during any calendar quarter may not exceed an aggregate of $10,000 per participating shareholder. For purposes of this limitation, all Plan Accounts under common control or management will be aggregated and deemed to be one account. The full amount of any month's Optional Purchase for a Plan Account must be submitted to the Plan Administrator in a single payment. The Plan Administrator will purchase as many whole shares and fractional shares (computed to three decimal places) of Common Stock as can be purchased with the amount submitted.

12. Will shares acquired through Optional Purchases be subject to automatic dividend investment?

     Yes. All dividends paid on shares acquired through Optional Purchases will be automatically reinvested in shares of Common Stock.

COSTS

13.  Are there any expenses to Participants in connection with the Plan?

     The costs of administering the Plan will be paid by the Company. Participants will not incur any charges for joining the Plan. In addition, there are no charges to the Participants for the custodial and safekeeping services provided by the Plan Administrator.

     Participants may incur brokerage fees, commissions or applicable transfer taxes upon withdrawal from the Plan when the Participant elects to sell whole shares distributed in certificate form by the Plan Administrator.(See Question No. 22).

PURCHASES

14.  What will be the price of shares purchased under the Plan?

     The purchase price of shares of Common Stock with reinvestment dividends or Optional Payments will equal the average price per share for all trades during the 30 trading days prior to the date on which the purchase was made.

     In making purchases of Common Stock, the Plan Administrator may commingle each Participant's reinvestment dividends with those of other Participants. The Company will not have responsibility as to the value of the Common Stock acquired for the Participant's account.

15.  When will purchases be made under the Plan?

     Purchases with reinvestment dividends will normally be made by the Plan Administrator following the payment of dividends but in any event within thirty days thereafter.

     For purchases with Optional Payments, see Question 10 above.

     However, for a number of reasons, including observance of the Rules and Regulations of the Securities and Exchange Commission requiring temporary curtailment or suspension of purchases, the whole amount of the funds available in a Participant's account for purchases of Common Stock might not be applied to the purchase of such stock on or before the next Dividend Payment Date or Investment Date.

REPORTS TO PARTICIPANTS

16.  What kind of reports will be sent to Participants in the Plan?

     Each Participant in the Plan will receive a statement of account after each Dividend Payment Date. The statement will inform the Participant of the account transactions that have taken place, setting forth the amount of dividends received, the number of shares purchased, the purchase date and price, the total number of shares held in the Participant's account and all year-to-date transactions in the Participant's account. These statements are a Participant's record of the costs of his purchases and should be retained for income tax purposes. In addition, each Participant will receive copies of other communications sent to holders of shares of Common Stock and Internal Revenue Service information for reporting dividend income received.

     The statement will also include an Optional Purchase form.

DIVIDENDS

17. Will Participants be credited with dividends on shares held in their Plan accounts?

     Yes. All dividends on shares held under the Plan are automatically reinvested. Dividends will be credited on full shares and fractional shares held in a Participant's account. Dividends so credited will be reinvested in additional shares and credited to a Participant's account.

CERTIFICATES FOR SHARES

18. Will certificates be issued for shares of Common Stock purchased under the Plan?

     No. Shares of Common Stock purchased under the Plan for the accounts of Participants will be registered in the name of the Plan Administrator's nominee. The total number of shares credited to an account under the Plan will be shown on each statement of account. This custodial service protects Participants against the risk of loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares credited to an account under the Plan will be issued at any time upon the written request of a Participant to the Plan Administrator. Any remaining full shares and fractions of a share will continue to be credited to the Participant's account.

     Certificates for fractions of shares will not be issued under any circumstances.

19.  In whose name will certificates be registered when issued?

     Accounts under the Plan will be maintained in the names in which certificates of the Participants were registered at the time the participants entered the Plan. Certificates for whole shares will be similarly registered when issued at the request of a participant (See Question No. 18).

SALE OF SHARES

20.  May shares held in the Plan be sold, transferred, pledged or assigned?

     Shares held in the Plan for a Participant are not permitted to be sold, transferred, pledged, or assigned. Any such purported transaction will be void. The Plan Administrator will not sell any shares held in Program accounts for or on behalf of any Participant. However, a Participant may at any time request that shares held in his or her account be issued to him or her in certificate form, at which time the Participant may sell or otherwise transfer such shares. (See Question No. 18.)

21. What happens when a Participant sells or transfers all of the shares registered in his or her name?

     If a participant disposes of Common Stock registered in his or her name (those which are not registered in the name of the Plan Administrator's nominee), the dividends on the shares previously credited to his or her account under the Plan may continue to be reinvested until the Participant notifies the Plan Administrator that he or she wishes to withdraw from the Plan (See Question No. 22), or the Plan Administrator may, at its option, terminate the account.

WITHDRAWAL

22.  How does a Participant withdraw from the Plan?

     A Participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator at the address set forth in response to Question 5. When a Participant withdraws from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to the Participant's account under the Plan will be issued to the Participant and a cash payment will be made to the Participant for any fraction of a share (See Question No. 24.)

23.  When may a Participant withdraw from the Plan?

     A Participant may withdraw from the Plan at any time. If the written notice of withdrawal is received by the Plan Administrator at least seven business days prior to the record date for a particular dividend, the notice will be effective as to the reinvestment of that dividend. A notice received fewer than seven days prior to the record date will not be effective until after the applicable dividend has been reinvested. All dividends with a record date after the timely receipt of a withdrawal notice will be mailed to the former Participant.

24. What happens to a fraction of a share when a Participant withdraws from the Plan?

     When a Participant withdraws from the Plan, a cash adjustment representing any fraction of a share then credited to the Participant's account will be mailed directly to the Participant. The cash payment will be based on the mean of the last quoted bid and ask prices of the Common Stock of the Company on the effective date of withdrawal.

OTHER INFORMATION

25. What happens if the Company issues a stock dividend or declares a stock split?

     Any stock dividends or split shares distributed by the Company on shares credited to the account of a Participant under the Plan will be added to the Participant's account. Upon written request by the Participant to the Plan Administrator, certificates for any number of whole shares so credited will be issued.

26. What happens if the Company offers its shareholders rights to purchase additional shares of Common Stock or any other securities?

     In the event that the Company makes available to its shareholders rights to purchase additional shares of Common Stock or any other securities, the Plan Administrator will deliver to each Participant a subscription warrant for all such rights. Participants who wish to have the opportunity to exercise any rights that may be offered by the Company with respect to its Common Stock or any other security should thereupon exercise such subscription warrant (pursuant to instructions set forth in the warrant) and return the executed warrant to the Company, together with any payment for subscribed Common Stock or other security.

27. How will a Participant's shares held in the Plan be voted at meetings of shareholders?

     Shares held by the Plan Administrator for a Participant will be voted as the Participant directs with respect to shares held in his or her own name.

     For each meeting of shareholders, the Participant will receive a proxy card which will enable the Participant to vote shares registered in his or her own name as well as shares held by the Plan Administrator for the Participant. If the proxy card is returned properly signed and marked for voting, all shares held for the Participant under the Plan will be voted in the manner indicated by the Participant on his or her proxy card. The total number of shares held under the Plan may also be voted by the Participant in person at a meeting.

     If no instructions are received on a properly signed returned proxy card with respect to any item thereon, all of the Participants' shares will be voted in accordance with management's recommendations as set forth on the proxy card. If the proxy card is returned unsigned, or if the proxy card is not returned, then none of the Participant's shares held by the Plan Administrator will be voted unless the Participant votes in person.

28.  What are the federal income tax consequences of participation in the Plan?

     The following summary addresses certain of the federal income tax consequences of participation in the Plan. The summary does not address state, local, or foreign tax consequences or the applicability of taxes other than income taxes. Each Participant should consult his or her own tax advisor to determine particular tax consequences, including state, local, and foreign tax consequences, which may result from participation in the Plan and a subsequent disposal of shares acquired pursuant to the Plan.

     Participants in the Plan will be treated for federal income tax purposes as having received, on the Dividend Payment Date, a dividend in an amount equal to the fair market value on such Dividend Payment Date of the shares acquired with reinvestment dividends. The tax basis of shares acquired with reinvestment dividends or Optional Payments will equal the fair market value on the related Dividend Payment Date.

     A Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the date of their acquisition for the Participant's account.

     A Participant will not realize any taxable income upon receipt of certificates for whole shares previously credited to the Participant's account either upon the Participant's request for certificates for these shares or upon withdrawal from or termination of the Plan.

     A Participant will realize gain or loss upon receipt of a cash payment upon withdrawal from or termination of the Plan for a fractional share equivalent credited to the Participant's account. In addition, a Participant will realize gain or loss when the Participant sells or exchanges shares received by the Participant after withdrawal of such shares from the Plan or upon termination of the Plan. The amount of such gain or loss will be the difference between the amount that the Participant receives for the shares or a fractional share equivalent and the tax basis therefor.

     An annual statement summarizing appropriate tax information will be sent to each Participant by the Plan Administrator. In addition, the federal tax laws impose certain reporting obligations upon brokers and others. As a result, the Plan Administrator will be required to report any sales of stock by it on behalf of a Participant in the Plan.

29. What provision is made for shareholders subject to federal income tax withholding?

     In the case of a shareholder whose dividends are subject to federal income tax withholding, the amount of tax required to be withheld will be deducted from the amount of cash dividends to determine the amount of dividends to be reinvested.

30.  Can a shareholder re-enter the Plan after withdrawing from the Plan?

     Yes. A shareholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan. However, the Company reserves the right to reject any Authorization Card from a previous Participant in the event of excessive enrollments and withdrawals.

31.  What is the responsibility of the Company and the Plan Administrator?

     In administering the Plan, the Company and the Plan Administrator will not be liable for any act done in good faith or for any good faith omissions to act, including, without limitation, any claim of liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt by the Plan Administrator of written notice of such death, and (ii) with respect to prices at which shares are purchased or sold for the Participant's account and the times such purchases or sales are made.

32.  May the Plan be changed or discontinued?

     Yes. Notwithstanding any other provision of the Plan, the Company (through its Board of Directors) reserves the right to suspend, modify or terminate the Plan, or the participation in the Plan by any Participant, at any time. All Participants affected by such action will receive notice of any such suspension, modification or termination. Any such suspension, modification or termination will not, of course, affect previously executed transactions. Upon a termination of the Plan by the Company, certificates for whole shares credited to Participants' accounts will be issued, and cash payments will be made for any fractions of a share credited to Participants' accounts. Such cash payments will be based on the mean of the last quoted bid and ask prices of the Common Stock on the effective date of termination.

33.  Who interprets the Plan?

     The Company will interpret and regulate the Plan; all such interpretations and regulations shall be conclusive.

34.  Where should correspondence regarding the Plan be directed?

     All correspondence regarding the Plan should be addressed to:

                        National Bancorp of Alaska, Inc.
                       301 West Northern Lights Boulevard
                           Anchorage, Alaska 99510
              Attention: Dividend Reinvestment Plan Administrator

                                 USE OF PROCEEDS

     The Company has no basis for estimating either the number of shares of Common Stock that ultimately may be issued pursuant to the Plan or the prices at which such shares will be sold. The Company proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes. The Company is unable to estimate the amount of the proceeds which will be devoted to any specific purpose.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

     The Company is authorized to issue 40,000,000 shares of Common Stock, par value $2.50 per share, ("Common Stock"). As of June 26, 1998, 32,000,000 shares of Common Stock were issued and outstanding, including 970,722 shares in the treasury.

     The following is a summary of the Company's capital stock. The summary is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws.

COMMON STOCK

     Voting Rights. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the holders of the Common Stock. Such shareholders do not have cumulative voting rights with respect to any matter to be voted upon, including the election of directors.

     Dividend Rights. The holders of Common Stock are entitled to receive dividends as and when declared by the Board of Directors of the Company from funds legally available for their payment. Under the Delaware General Corporation Law, dividends may be declared and paid either out of surplus (as defined) or, in the case no surplus exists, out of net profits for the fiscal year in which the dividend is declared and the preceding fiscal year.

     Other Matters. If the Company were liquidated, the holders of Common Stock would be entitled to receive, pro rata, all assets available for distribution to them after full satisfaction of the Company's liabilities.

     Holders of Common Stock do not have conversion rights with respect to any securities of the Company. All outstanding shares of Common Stock are, and the shares offered hereby will be, when issued and delivered, fully paid and non-assessable. Such shares are not redeemable at the option of or the holders thereof. Holders of Common Stock have pre-emptive rights (but not with respect to treasury shares), the effect of which is to allow the shareholders to maintain their pro-rata share of Common Stock by affording them the right to purchase shares of Common Stock at any time the Company proposes to sell shares of its Common Stock for cash.

     National Bank of Alaska acts as the transfer agent and registrar for shares of Common Stock.

     The Company furnishes its shareholders annual reports with financial statements examined by independent certified public accountants.

                                     EXPERTS

     The consolidated financial statements of National Bancorp of Alaska, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference into this Registration Statement, have been incorporated herein and in the Registration Statement in reliance upon the report of Deloitte & Touche LLP, independent auditors, included in the Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

                                  LEGAL OPINION

     The legality of the shares of Common Stock offered hereby and federal income tax consequences of participation in the Plan has been passed upon for the Company by the law firm of Duane, Morris & Heckscher LLP, Washington, D.C.

                       SEC POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     The Company's Certificate of Incorporation and Bylaws contain provisions providing that the Company shall indemnify any director, officer, employee, or agent of the Company who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against any and all expenses, judgments, fines, and amounts paid in settlement, to the maximum extent authorized and in the manner prescribed by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                    * * * * *

=======================================  =======================================
     No  dealer,   salesman   or  other
person has been  authorized to give any
information     or    to    make    any
representation  not  contained  in this
Prospectus  and, if given or made, such
information or representation  must not
be   relied   upon   as   having   been
authorized   by   the   Company.   This      NATIONAL BANCORP OF ALASKA, INC.
Prospectus does not constitute an offer
to sell or a  solicitation  of an offer
to buy  any of the  securities  offered
hereby  in  any   jurisdiction  to  any
person to whom it is  unlawful  to make
such   offer   in  such   jurisdiction.

        ------------------------

               CONTENTS

                                   Page              Common Stock
                                   ----            ($2.50 Par Value)

Available Information................3
Incorporation of Certain Documents
    by Reference.....................3
National Bancorp of Alaska, Inc......4
Description of the Plan:.............5
    Purposes.........................5
    Advantages.......................6
    Administration...................6            --------------------
    Participation....................6                 PROSPECTUS
    Optional Purchases...............8            --------------------
    Costs............................9
    Purchases........................9
    Reports to Participants..........10
    Dividends........................10         DIVIDEND REINVESTMENT AND
    Certificates for Shares..........10            STOCK PURCHASE PLAN
    Sale of Shares...................11
    Withdrawal.......................11
    Other Information................12
Use of Proceeds......................15               June 30, 1998
Description of the Company's
    Capital Stock....................15
Experts .............................16
Legal Opinion........................16
SEC Position on Indemnification for
    Securities Act Liabilities.......16
=======================================  =======================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     SEC Registration Fee..................  $ 1,523
     Printing Expenses.....................    3,000*
     Accountants' Fees and Expenses........    1,200*
     Legal Fees and Expenses...............   15,000*
     Blue Sky Fees and Expenses............        0
     Miscellaneous.........................    1,277*
                                            ---------
     Total.................................  $22,000*
   --------------
   * Estimated

Item 15. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article Tenth of the registrant's Articles of Incorporation provides that the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article VI, Section 1 of the registrant's bylaws provides for indemnification of any director, officer, employee, or agent of the registrant who was or is a party or is threatened to be made a party with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 2 of Article VI of the bylaws provides indemnification of any director, officer, employee, or agent of the registrant who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the registrant, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of his duty to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 4 provides that such indemnification should be made of the registrant only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he had met the applicable standard of conduct set forth in Sections 1 and 2. The determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Additionally, Article "Thirteenth" of the registrant's certificate of incorporation (as amended in March 1988) provides that "a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit." Article Thirteenth also provides that (a) if the Delaware law is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the registrant shall be limited to the fullest extent permitted by the amended Delaware law and
(b) any repeal or modification of Article Thirteenth by the stockholders of the registrant shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the registrant existing at the time of the repeal or modification.

Item 16. Exhibits.

     See Index to Exhibits.

Item 17. Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To include any prospectus required by section 10(a)(3)of
                   the Securities Act of 1933;

                  (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That,for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on the 30th day of June, 1998.

                                      National Bancorp of Alaska, Inc.

                                      By: /s/ Gary Dalton
                                         -------------------
                                         Gary Dalton
                                         Comptroller


                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward B. Rasmuson, Richard Strutz and Gary Dalton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

SIGNATURE                           TITLE                                                DATE
---------                           -----                                                ----

/s/ Edward B. Rasmuson *            Chairman of the Board and Director                   June 30, 1998
------------------------            (Principal Executive Officer)
Edward B. Rasmuson
/s/ Richard Strutz *                President and Director                               June 30, 1998
------------------------
Richard Strutz

/s/ Gary Dalton                         Controller (Principal Financial Officer              June 30, 1998
------------------------            and Principal Accounting Officer)
Gary Dalton



/s/ Donald B. Abel, Jr. *           Director                                             June 30, 1998
------------------------
Donald B. Abel, Jr.

/s/ Gary M. Baugh *                 Director                                             June 30, 1998
------------------------
Gary M. Baugh

/s/ Carl F. Brady, Jr. *            Director                                             June 30, 1998
------------------------
Carl F. Brady, Jr.

/s/ Alec W. Brindle *               Director                                             June 30, 1998
------------------------
Alec W. Brindle

/s/ Sharon Wikan *                  Director                                             June 30, 1998
------------------------
Sharon Wikan

/s/ James O. Campbell *             Director                                             June 30, 1998
------------------------
James O. Campbell

/s/ Jeffry J. Cook *                Director                                             June 30, 1998
------------------------
Jeffry J. Cook

/s/ Patrick S. Cowan *              Director                                             June 30, 1998
------------------------
Patrick S. Cowan

/s/ Roy Huhndorf *                  Director                                             June 30, 1998
------------------------
Roy Huhndorf

/s/ James H. Jansen *               Director                                             June 30, 1998
------------------------
James H. Jansen

/s/ Donald L. Mellish *             Director                                             June 30, 1998
------------------------
Donald L. Mellish

                                    Director                                             -------, 1998
------------------------
Emil Notti

/s/ Howard R. Nugent *              Director                                             June 30, 1998
------------------------
Howard R. Nugent

/s/ Tennys B. Owens *               Director                                             June 30, 1998
------------------------
Tennys B. Owens

/s/ Eugene A. Parrish *             Director                                             June 30, 1998
------------------------
Eugene A. Parrish, Jr.




/s/ J/ Michael Pate *               Director                                             June 30, 1998
------------------------
J. Michael Pate

/s/ Martin R. Pihl *                Director                                             June 30, 1998
------------------------
Martin R. Pihl

/s/ Edward F. Randolph *            Director                                             June 30, 1998
------------------------
Edward F. Randolph

/s/ John Schaeffer *                Director                                             June 30, 1998
------------------------
Major General
  John Schaeffer (Ret.)

/s/ Michael K. Snowden *            Director                                             June 30, 1998
------------------------
Michael K. Snowden

/s/ George S. Suddock *             Director                                             June 30, 1998
------------------------
George S. Suddock

/s/ Richard A. Wien *               Director                                             June 30, 1998
------------------------
Richard A. Wien

* By:  /s/ Gary Dalton
     -----------------------------
     Gary Dalton, Attorney-in-Fact

                         INDEX TO EXHIBITS

                                                                              Sequential
Exhibit                                                                       Page
Number              Exhibit                                                   Number
------              -------                                                   ----------

4.1        Article Fourth of Certificate of Incorporation of National
           Bancorp of Alaska, Inc. filed with the Delaware Secretary of State on June 21, 1982 (filed herewith)

4.2 Certificate of Amendment filed on November 4, 1992, amending Article Fourth (A) of the Certificate of Incorporation of National Bancorp of Alaska, Inc. (filed herewith)

4.3        Certificate of Amendment filed April 22, 1997, amending
           Article Fourth (C) of the Certificate of Incorporation of
           National Bancorp of Alaska, Inc. (filed herewith)

4.4        Certificate of Amendment filed April 27, 1998, amending
           Article Fourth (A) and (C) of the Certificate of
           Incorporation of National Bancorp of Alaska, Inc.
           (filed herewith)

4.5 National Bancorp of Alaska, Inc. Dividend Reinvestment and Stock Purchase Plan

4.6        Form of Authorization Card

4.7        Optional Cash Purchase Form

23.1       Consent of Deloitte & Touche LLP, independent auditors

24.1       Power of Attorney (included on signature page)

99.1       Letter to Existing Shareholders

99.2       Letter to New Shareholders